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                                                                    Exhibit 21.1

                             LIST OF SUBSIDIARIES


Delco Remy International, Inc. (Delaware)
     Delco Remy America, Inc. (Delaware)
          Autovill Rt. (Hungary)
          Delco Remy International (Europe) GmbH (Germany)
     Reman Holdings, Inc. (Delaware)
          Nabco, Inc. (Michigan)
          The A&B Group, Inc. (Mississippi)
               A & B Cores, Inc. (Mississippi)
               A & B Enterprises, Inc. (Mississippi)
               Dalex, Inc. (Mississippi)
               MCA, Inc. of Mississippi (Mississippi)
               R & L Tool Company, Inc. (Mississippi)
          Power Investments, Inc. (Indiana)
               Franklin Power Products, Inc. (Indiana)
               International Fuel Systems, Inc. (Indiana)
               Marine Corporation of America (Indiana)
               Marine Drive Systems, Inc. (New Jersey)
               Powrbilt Products, Inc. (Texas)
               681287 Alberta Ltd. (Alberta)
               Power Investments Canada Ltd. (Alberta)
                    Central Precision (1988) Limited (Canada)
                    Western Reman Ltd. (Canada)
                    Alvin Morris Holdings Ltd. (Alberta)
                         Morris Manufacturing Co. Ltd. (Alberta)
                         Engine Rebuilders Ltd. (Alberta)
                              Reman Transport Ltd. (Alberta)
          World Wide Automotive, Inc. (Virginia)
               Publitech, Inc. (Virginia)
               World Wide Automotive Distributors, Inc.
               (Virginia)
     Remy International, Inc. (Delaware)
          Autovill Holdings, Inc. (Delaware)
          Remy Components Holdings, Inc. (Delaware)
          Remy India Holdings, Inc. (Delaware)
          Remy Korea Holdings, Inc. (Delaware)
               Remy Korea Ltd. (Korea)
          DRI Acquisition Corporation, (Delaware)
          Remy UK Limited (United Kingdom)
               Remy Auto Parts Holdings B.V. (Netherlands)
                    Remy Mexico Holdings, S. de R.L. de C.V.
                    (Mexico)
                         Delco Remy Mexico, S. de R.L. de C.V.
                         (Mexico)
                         Remy Mexico Services, S. de R.L. de C.V. (Mexico) Remy South America Holdings, Inc. (Delaware)